MAYSIA RESOURCES CORPORATION ANNOUNCES LETTER OF INTENT TO PURCHASE MB GAS

Dallas, Texas, August 14, 2006/Market Wire/ -- Maysia Resources Corporation (OTCBB: MYAR) (“Maysia” or the “Company”) is pleased to announce that, subject to the completion of its due diligence reviews and the execution of formal documentation, Maysia has executed a letter of intent with an unrelated party to acquire MB Gas Inc., a Calgary, Alberta, based oil and gas exploration company, for up to $15,000,000. MB Gas owns 90% of an oil and gas project known as the “Manyberries Project”, located in Southern Alberta. The Manyberries Project includes varied working interests in lands hosting both proven and probable gas reserves, and facilities, which are in early to advanced stages of development. The vendor has agreed to “stand still” and not entertain a similar transaction with any third party prior to the drop dead date of October 1, 2006.

Notice Regarding Forward Looking Statements.

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the acquisition of oil and gas properties and interests and our ability to become cash flow positive in the short term to allow us to enhance and grow company assets. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Generally, such factors include the numerous inherent uncertainties associated with oil and gas exploration and, specifically, the prospect of obtaining commercial gas production related to the “Manyberries Project”. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual reports on Form 10-KSB, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission

ON BEHALF OF THE BOARD

Maysia Resources Corporation

Gordon A. Samson-Director

Investor Information:

214.459.1217